UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                 October 2, 2006
                Date of Report (Date of earliest event reported)


                             TARPON INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


        Michigan                      001-32428                30-0030900
(State or other jurisdiction   Commission File Number)        (IRS Employer
     of incorporation)                                   Identification Number)



                                2420 Wills Street
                           Marysville, Michigan 48040
               (Address of principal executive offices) (Zip Code)

                                 (810) 364-7421
               Registrant's telephone number, including area code


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

o    Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

     Eugene Welding Company ("EWCO"), a subsidiary of the Registrant, has a loan agreement (the "EWCO Loan Agreement") with LaSalle Bank Midwest, N.A. ("LaSalle Bank") which provides for a revolving credit line and a term loan.

     On October 2, 2006, EWCO received a default notice from LaSalle Bank on the EWCO Loan Agreement. The default is stated to arise from EWCO's (i) breach of its covenant in the EWCO Loan Agreement to maintain a certain debt service coverage ratio from November 1, 2005 through June 30, 2006 (LaSalle Bank has acknowledged to the Registrant that this statement should be: "breach of its covenant in the EWCO Loan Agreement to maintain a certain debt service coverage ratio at June 30, 2006"); (ii) breach by Steelbank Tubular Inc. ("Steelbank") of a Subordination Agreement dated December 13, 2005 between LaSalle Bank, LaSalle Business Credit , a division of ABN AMRO Bank N.V., Canada Branch ("LaSalle Business") and Laurus Master Fund, Ltd. ("Laurus") (see Registrant's Form 8-K dated December 13, 2005 for a description of the Subordination Agreement) after the occurrence of an Event of Default under the Steelbank Loan Agreement (as hereinafter defined); (iii) EWCO's breach of the EWCO Loan Agreement relating to the permitted application of the proceeds of that certain $6,000,000 loan from Laurus; and (iv) EWCO's breach of its representation and warranty relating to its solvency and ability to pay its debts as they become due. LaSalle Bank's letter also stated that the foregoing events and the matters described in the Registrant's Form 8-K dated September 7, 2006 constitute a material adverse change in the collateral, business, property, assets, prospects, operations or condition, financial or otherwise of EWCO. The default notice states that based on the foregoing, the EWCO loans shall bear interest at the rate of two (2%) percent per annum in excess of the interest rate otherwise payable thereon until the stated defaults are cured. Such stated defaults are in part a continuation of defaults existing for the second quarter 2006, for which period LaSalle Bank waived default interest.

     Steelbank, a subsidiary of the Registrant, is a party to a loan agreement (the "Steelbank Loan Agreement") with LaSalle Business, which provides for a revolving credit line, and a term loan.

     On October 2, 2006, Steelbank received a default notice from LaSalle Business on the Steelbank Loan Agreement. The default is stated to arise from Steelbank's breach of the following terms and conditions of the Steelbank Loan
Agreement: (i) Steelbank's failure to meet the adjusted net worth covenant on February 28, 2006, March 31, 2006, April 30, 2006, May 31, 2006 and June 30,
2006; and (ii) Steelbank's failure to meet the debt service coverage ratio covenant on December 31, 2005, March 31, 2006 and June 30, 2006.

     The default notice states that based on the foregoing, the Steelbank loans shall bear interest at the rate of two (2%) percent per annum in excess of the interest rate otherwise payable thereon until the stated defaults are cured. Such stated defaults are in part a continuation of defaults existing for the second quarter 2006, for which period LaSalle Bank waived default interest.

     The Registrant is currently negotiating for the refinancing of the loans now provided by LaSalle Bank by another lender on terms designed to maintain compliance by the Registrant. There can be no assurance that such refinancing will be accomplished.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: October 6, 2006                        TARPON INDUSTRIES, INC.



                                             By:  /s/ James W. Bradshaw
                                                --------------------------
                                                      James W. Bradshaw
                                                      Chief Executive Officer